EXHIBIT 99.1

Report Independent Auditor

To the Board of Directors and Shareholders

Elusys Therapeutics, Inc.

Parsippany, New Jersey

Opinion

We have audited the accompanying financial statements of Elusys Therapeutics, Inc. (the “Company”), which comprise the balance sheet as of December 31, 2021, and the related statements of operations, changes in stockholders’ equity, and cash flow for the year then ended, and the related notes to the financial statements.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2021, and the results of its operations and its cash flows for the year then ended in accordance with accounting principles generally accepted in the United States of America.

Basis for Opinion

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of the Company and to meet our other ethical responsibilities in accordance with the relevant ethical requirements relating to our audit. We believe the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Responsibilities of Management for the Financial Statements

Management is responsible for the preparation and fair presentation of the financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date the financial statements are available to be issued.

Auditor’s Responsibilities for the Audit of the Financial Statements

Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and, therefore, is not a guarantee that an audit conducted in accordance with generally accepted auditing standards will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the financial statements.

In performing an audit in accordance with generally accepted auditing standards, we:

•	Exercise professional judgment and maintain professional skepticism throughout the audit.

•	Identify and assess the risks of material misstatement of the financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.

•	Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, no such opinion is expressed.

•	Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the financial statements.

•	Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control related matters that we identified during the audit.

/s/ Cherry Bekaert LLP

Raleigh, North Carolina

April 28, 2022

ELUSYS THERAPEUTICS, INC.

Contents

Page

Financial Statements

Balance sheet as of December 31, 2021	2

Statement of operations for the year ended December 31, 2021	3

Statement of changes in stockholders’ equity for the year ended December 31, 2021	4

Statement of cash flows for the year ended December 31, 2021	5

Notes to financial statements	6 - 19

1

ELUSYS THERAPEUTICS, INC.

Balance Sheet

December 31, 2021

ASSETS
Current assets:
Cash and cash equivalents	$49,325,227
Contract receivables	947,917
Income tax refund receivables	1,152,954
Miscellaneous receivables	25,052
Prepaid expenses and other current assets	896,710
Inventory - current	8,081,114

Total current assets	60,428,974

Property and equipment, net	75,809
Security deposits and other non-current assets	26,253
Deferred tax assets, non-current	2,005,000
Right of Use Asset	376,348

Total non-current assets	2,483,410

Total assets	$62,912,384

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$267,453
Accrued liabilities	3,787,311
Current portion of operating lease obligation	144,370

Total current liabilities	4,199,134

Operating lease obligation, long-term	248,701

Total non-current liabilities	248,701

Total liabilities	4,447,835

Stockholders’ equity:
Series D convertible preferred stock	108,736,271
Series E convertible preferred stock	8,655,897
Common stock	9,468
Additional paid-in capital	224,562
Accumulated deficit	(59,161,649)

Total stockholders’ equity	58,464,549

Total liabilities and stockholders’ equity	$62,912,384

The accompanying notes are an integral part of these financial statements

2

ELUSYS THERAPEUTICS, INC.

Statement of Operations

Year ended December 31, 2021

Revenues:
Product sales	$51,494,290
Government service revenue	1,904,496

Total revenues	53,398,786

Costs and expenses:
Cost of product sales	(13,714,625)
Research and development	(2,097,812)
Selling, general and administrative	(5,610,741)

Income from operations	31,975,608

Other income:
Loan forgiveness	821,900
Interest income, net	8,089

Income before income taxes	32,805,597
Current income tax expense	(7,818,878)

Net income	$24,986,719

The accompanying notes are an integral part of these financial statements

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ELUSYS THERAPEUTICS, INC.

Statement of Changes in Stockholders’ Equity

Year ended December 31, 2021

	Convertible Preferred Stock						Additional		Total
	Series D		Series E		Common Stock		Paid-in	Accumulated	Stockholders’
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Deficit	Equity

Balance at January 1, 2021	65,845,422	$108,736,271	5,747,127	$8,655,897	9,467,033	$9,468	$208,937	$(84,148,368)	$33,462,205

Stock compensation expense related to the grant of stock options	—	—	—	—	—	—	15,625	—	15,625
Net income	—	—	—	—	—	—	—	24,986,719	24,986,719

Balance at December 31, 2021	65,845,422	$108,736,271	5,747,127	$8,655,897	9,467,033	$9,468	$224,562	$(59,161,649)	$58,464,549

The accompanying notes are an integral part of these financial statements

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ELUSYS THERAPEUTICS, INC.

Statement of Cash Flow

Year ended December 31, 2021

Cash flows from operating activities:
Net income	$24,986,719
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	28,558
Deferred tax asset valuation allowance	6,774,000
Right of Use Asset – ROU	134,226
Stock compensation expense	15,625
Loan forgiveness	(821,900)
Changes in operating assets and liabilities:
Receivables	(1,962,339)
Inventory	11,472,540
Prepaid expenses and other current assets	362,115
Other non-current assets – security deposits	1,704
Accounts payable and accrued liabilities	1,572,051
Deferred revenue	—
Operating lease obligation	(134,857)

Net cash provided by operating activities	42,428,442

Cash flows from financing activities:
Proceeds from debt	411,000
Net cash provided by financing activities	411,000

Net increase in cash and cash equivalents	42,839,442
Cash and cash equivalents at beginning of year	6,485,785

Cash and cash equivalents at end of year	$49,325,227

Supplemental disclosure of cash flow information:
Taxes paid during the year	$367,130

The accompanying notes are an integral part of these financial statements

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ELUSYS THERAPEUTICS, INC.

Notes to Financial Statements

December 31, 2021

Note A - Corporate Information, Status of Operations, and Management Plans

[1]	Corporate information:

Elusys Therapeutics, Inc. (the “Company”), incorporated on April 14, 1998, focused on the development of targeted anti-infective therapeutics for the treatment of infectious diseases. The Company’s focus is on the commercialization, continued development and product enhancements of its anti-anthrax antibody, ANTHIM®.

[2]	Sale of Company, status of operations and management plans:

In December 2021, Elusys Therapeutics, Inc. (Company) entered into an Agreement and Plan of Merger and Reorganization with Heat Biologics, Inc (Parent), Heat Acquisition Sub 1 Inc.(Merger Sub), and Fortis Advisors LLC (in its capacity as the Representative of the Stockholders), whereby subject to certain conditions, Parent would acquire the Company through merger of the Merger Sub with and into the Company. Terms of the agreement require consideration of $5,000,000 to be paid to shareholders along with certain milestone based payments over a period of years. Following the merger, the separate corporate existence of Merger Sub will cease, and the Company shall continue as the surviving corporation and a wholly-owned subsidiary of Parent. The financial statements were not prepared with the impact of this merger as the closing of this transaction occurred April 18, 2022.

On August 7, 2021, the Company executed a letter contract with the U.S. Department of Health and Human Services’ Office of the Assistant Secretary for Preparedness and Response, Strategic National Stockpile (“DHHS/ASPR/SNS”) to furnish all labor, materials, supplies, facilities, equipment, transportation and travel necessary to manufacture, manage, sustain, and deliver ANTHIM® (FDA-approved anthrax antitoxin) for treatment of inhalational anthrax due to Bacillus anthrax. The total contract award of approximately $81.0 million is comprised of a base quantity, valued at $50.0 million and an option quantity, valued at $31.0 million. The work is to be performed from the period August 6, 2021, through September 14, 2024. This procurement will increase the inventory of ANTHIM® stored in the Strategic National Stockpile for use as a medical countermeasure against a potential bioterrorist attack.

On January 11, 2022, the Company and the U.S. Department of Health and Human Services entered into a supplemental agreement (definitization of contract through a modification) to the letter contract executed on August 7, 2021, which decreased the potential aggregate price of the letter agreement by $144,000 from $81,008,000 to $80,864,000.

On April 15, 2022, the company issued an invoice in the amount of $23,307,660 to the DHHS/ASPR/SNS for the delivery of 8,354 vials of bulk drug substance to vendor managed inventory in accordance with the letter contract as noted above.

Note B - Summary of Significant Accounting Policies

[1]	Use of estimates:

The preparation of financial statements in conformity with U.S. generally accepted accounting principles (U.S. GAAP”) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

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ELUSYS THERAPEUTICS, INC.

Notes to Financial Statements

December 31, 2021

Note B - Summary of Significant Accounting Policies (continued)

[2]	Revenue recognition and deferred revenue:

The Company adopted Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 606, Revenue from Contracts with Customers, effective January 1, 2019. Under ASC 606, revenue is recognized when a customer obtains control of promised goods or services, in an amount that reflects the consideration which the entity expects to receive in exchange for those goods or services. To determine revenue recognition for arrangements that an entity determines are within the scope of ASC 606, the Company performs the following five steps: (i) identify the contract(s) with a customer; (ii) identify the performance obligations in the contract; (iii) determine the transaction price; (iv) allocate the transaction price to performance obligations in the contract; and (v) recognize revenue when (or as) the entity satisfies a performance obligation.

Revenue is recognized when a customer obtains control of promised goods or services, in an amount that reflects the consideration which the entity expects to receive in exchange for those goods or services. To the extent the transaction price includes variable consideration, the Company estimates the amount of variable consideration that should be included in the transaction price using the most likely method based on historical experience as well as applicable information currently available.

Product Sales

The Company recognizes revenue from product sales when its performance obligations with its customers have been satisfied. In the contracts with U.S. Department of Health and Human Services’ Office of the Assistant Secretary for Preparedness and Response, Biomedical Advance Research and Development Authority (“BARDA”), the Company has identified individual performance obligations to manufacture and supply products to the government. The performance obligations are satisfied at a point in time when the Company’s customers obtain control of the product, which is typically upon acceptance of the product at the delivery site. The Company invoices its customers after acceptance of the product and invoice payments are generally due within 30 days of the invoice date. The Company records product sales net of any variable consideration, including refund rights. The Company uses the most likely amount method when estimating its variable consideration, unless terms are specified within contracts. The Company recognizes revenue to the extent that it is probable that a significant revenue reversal will not occur in a future period. These estimates may differ from actual consideration received. The Company evaluates these estimates to reflect known changes.

Grant Revenue

The Company performs research and development for the U.S. Government agencies under cost plus fixed fee contracts. Revenues from reimbursable contracts are recognized over time as allowable costs are incurred during the period since the U.S. Government simultaneously receives and consumes the benefits provided by the Company. The Company uses the input method to measure satisfaction of the performance obligation. The cost plus fixed fee contracts include a variable component since they are subject to audit by the granting agency and, as a result, the amount could be adjusted in future periods based on the results of the audit. Based on variable consideration, we estimated indirect and fringe rate true-ups based on available guidance from the government entity. Unbilled receivables primarily represent revenue earned on contracts, which the Company is contractually precluded from billing until a future date. There are no unbilled receivables included in contract receivables at December 31, 2021.

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ELUSYS THERAPEUTICS, INC.

Notes to Financial Statements

December 31, 2021

Note B - Summary of Significant Accounting Policies (continued)

[2]	Revenue recognition and deferred revenue: (continued)

Disaggregated Revenue

Contract revenue, assets and liabilities under the contracts described above, as well as the sales of ANTHIM® to BARDA are as follows as of December 31, 2021:

	2009 BARDA Contract	2011 BARDA Contract	Sales of ANTHIM®	Total

December 31, 2021:
Revenue	$339,354	$1,565,142	$51,494,290	$53,398,786
Accounts receivable	—	923,917	24,000	947,917
Unbilled revenue	—	—	—	—
Accrued expense	—	—	—	—

In accordance with the DHHS contracts, the Company is subject to periodic reviews of fringe and indirect overhead rates submitted under the contracts for reimbursement. The audit of the 2019 and 2018 fringe and overhead rate have been completed and the final indirect cost rate agreements executed. Amounts due to the Company under the contract HHSO100201100034C for 2019 and 2018 are approximately $296,600 and $557,600, respectively and recorded as revenue as of December 31, 2021.

[3]	Concentration of credit risk:

Financial instruments that potentially subject the Company to significant concentrations of credit risk consist of cash, which are maintained with one major financial institution. The Company has not experienced any losses in such accounts.

[4]	Accounts Receivable:

Accounts receivable are presented on the balance sheet net of estimated uncollectible amounts. Accounts receivable were $2,125,923 as of December 31, 2021. As of December 31, 2021, the Company did not believe there were factors that indicated the need for an allowance for doubtful accounts. During the year ended December 31, 2021 the Company had bad debt expense of $0.

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ELUSYS THERAPEUTICS, INC.

Notes to Financial Statements

December 31, 2021

Note B - Summary of Significant Accounting Policies (continued)

[5]	Inventory:

The Company has bulk drug substance (“BDS”) used in the manufacturing process recorded as current inventory, with a cost basis of $8,081,114, as of December 31, 2021. On April 6, 2022, the Company executed a modification to the letter contract which exercises the USG contract option valued at approximately $31.0 million with an effective date of April 1, 2022. All inventory has been recorded at the lower of cost or market.

[6]	Property and equipment:

Property and equipment are stated at cost, less depreciation and amortization. Depreciation is calculated using the straight-line method based on a three-year life for office equipment, and seven-year life for furniture and fixtures. Amortization of leasehold improvements is computed using the straight-line method over the shorter of their estimated useful life or the term of the lease.

The initial cost of property and equipment consists of its purchase price and any directly attributable costs related to bringing the asset to its working condition and location for its intended use. Expenditures incurred after an asset has been put into operations that do not result in an improvement of the asset or extension of its estimated life, such as repairs and maintenance, are charged to expense in the period in which they are incurred. The Company reviews property and equipment for impairment whenever events or changes in business circumstances indicate that the carrying amount of such assets may not be fully recoverable. Impairment is recognized for long-lived assets when the carrying values exceed their undiscounted cash flows. There was no impairment as of December 31, 2021.

[7]	Income taxes:

The Company provides for deferred income taxes in accordance with the FASB ASC Topic 740, Income Taxes, which requires deferred tax assets and liabilities to be recognized for the future tax consequences attributable to net operating loss (“NOL”) carryforwards and for differences between the financial statement carrying amounts and the respective tax bases of assets and liabilities. Deferred tax assets are reduced if necessary, by a valuation allowance if it is more likely than not that some portion or all of the deferred tax assets will not be realized.

The Company also follows the FASB ASC Topic 740-10, Uncertainty in Income Taxes. This Topic prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. This Topic also provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. The Company recognizes tax benefits or expenses of uncertain tax positions in the year such determination is made when the position is more likely than not to be sustained assuming examination by tax authorities.

Management evaluates the tax positions taken or expected to be taken in the course of preparing the Company’s tax returns to determine whether the tax positions are more likely than not to be sustained upon examination by the applicable tax authorities. As of December 31, 2021, the Company had no material uncertain tax positions.

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ELUSYS THERAPEUTICS, INC.

Notes to Financial Statements

December 31, 2021

Note B - Summary of Significant Accounting Policies (continued)

[8]	Stock-based compensation:

The Company recognizes compensation expense for all equity-based payments. Stock-based compensation issued to employees is accounted for under ASC 718-10, Compensation—Share Compensation (“ASC 718-10”). The Company utilizes the Black-Scholes valuation method to recognize compensation expense over the vesting period. Certain assumptions need to be made with respect to utilizing the Black-Scholes valuation model, including the expected life, volatility, risk-free interest rate and anticipated forfeiture of the stock options.

[9]	Research and development costs:

Research and development expenditures are expensed as incurred. Research and development expenses are comprised of costs in performing research and development activities, including, salaries, benefits, contracted services, materials, supplies and other external costs.

[10]	Leases:

Right of Use (“ROU”) assets represent the Company's right to use an underlying asset during the reasonably certain lease term and operating lease obligations represent the Company's obligation to make lease payments arising from the lease. The Company recognizes ROU lease assets and operating lease liabilities at lease commencement on our balance sheet based on the present value of lease payments over the lease term using a discount rate determined based on the Company's incremental borrowing rate since the rate implicit in each lease is not readily determinable. The Company elected the practical expedient to account for each separate lease component of a contract and its associated non-lease components as a single lease component. The Company does not record an ROU asset and corresponding lease liability for leases with an initial term of 12 months or less (“short-term leases”). Lease payments are made in accordance with the lease terms and lease expense is recognized on a straight-line basis over the lease term.

[11]	Recent accounting pronouncements:

In June 2016, the FASB issued Accounting Standards Update (“ASU”) No. 2016-13, Financial Instruments—Credit Losses. The standard modifies the impairment model for most financial assets, including trade accounts receivables and loans, and will require the use of an “expected loss” model for instruments measured at amortized cost. Under this model, entities will be required to estimate the lifetime expected credit loss on such instruments and record an allowance to offset the amortized cost basis of the financial asset, resulting in a net presentation of the amount expected to be collected on the financial asset. The effective date of the standard is for fiscal years beginning after December 15, 2022, with early adoption permitted for fiscal years beginning after December 15, 2018. The Company is currently evaluating the impact of adoption of this update on its financial statements and related disclosures.

[12]	Subsequent events:

The Company evaluated events or transactions that occurred after the balance sheet date through April 29, 2022, the date the financial statements were available to be issued. See Note M.

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ELUSYS THERAPEUTICS, INC.

Notes to Financial Statements

December 31, 2021

Note C - Property and Equipment

Property and equipment consist of the following:

Office equipment	$47,150
Furniture and fixtures	102,469
Leasehold improvements	55,395

Total property and equipment	205,014
Less: accumulated depreciation and amortization	129,205

Property and equipment, net	$75,809

Depreciation and amortization expense for the year ended December 31, 2021 was approximately $29,000.

Note D - Debt

On May 4, 2020, Elusys Therapeutics, Inc. entered into an unsecured term loan in the amount of $410,900 issued by the U.S. Small Business Administration (“SBA”) in accordance with the Coronavirus Aid, Relief and Economic Security Act (“CARES”) Act Paycheck Protection Program. The principle amount outstanding is payable over a 24-month period at an annual interest rate of 1%. Payments begin six months from the day of first disbursement of the loan and interest will accrue during this deferment period. The Company received approval of loan forgiveness for the full amount outstanding in May 2021. All interest relating to this loan accrued through December 31, 2021 has been reversed.

On April 29, 2021, Elusys Therapeutics, Inc. entered into an unsecured term loan in the amount of $411,000 issued by the SBA in accordance with the CARES Act Paycheck Protection Program. This unsecured loan is payable over a 60 - month term at an annual interest rate of 1%. Payments are not due during the deferment period (as defined in the loan note), however interest will continue to accrue on the unpaid principal balance of the loan during this time. The Company received approval of loan forgiveness for the full amount outstanding in November 2021. All interest relating to this loan accrued through December 31, 2021 has been reversed.

Note E - Significant Contracts and Agreements

Research Contracts

Department of Health and Human Services Contract

a.	In December 2009, the Company was awarded a multi-part cost plus fixed fee contract from the DHHS Biomedical Advanced Research and Development Authority for the development and manufacture of ANTHIM®. The contract starts with a base-year contract in the amount of $16.8 million (base-year contract) for development activities necessary to achieve emergency use application eligibility and submit a biologics license application for the use of ANTHIM® as a treatment for anthrax infection and conduct studies to evaluate a post-exposure prophylaxis indication.

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ELUSYS THERAPEUTICS, INC.

Notes to Financial Statements

December 31, 2021

Note E - Significant Contracts and Agreements (continued)

In addition, the contract has four separate one-year options, with a total additional preliminary contract value of $126.2 million. The government may, by unilateral contract modification, require the Company to perform any of the additional options as defined in the contract by giving the Company at least 60 days’ notice prior to the contract expiration date. The following options were exercised by DHHS, which reflect all of the options available under the contract:

•	In July 2010, DHHS exercised the first of the one-year options valued at $40.6 million.

•	In July 2012, DHHS exercised the second of the one-year options valued at $50.2 million.

•	In September 2012, DHHS exercised a third option valued at $10 million.

•	In July 2013, DHHS exercised the fourth option valued at $25 million.

The Company has completed all of the activities required under this contract and is awaiting formal contract close-out.

b.	In August 2011, the Company was awarded another multi-part cost plus fixed fee contract for the development of an anti-toxin for pre- and post-exposure prophylaxis use and treatment via intramuscular injection. The contract, which amounts to $26.5 million, has a base performance period that runs from September 15, 2011 to September 14, 2013, focused on initiating nonclinical development studies and further development activities in support of administration of ANTHIM® by the intramuscular route.

In addition, the contract has five separate options with varying performance periods and additional preliminary contract value totaling approximately $42.3 million. The government may, by unilateral contract modification, require the Company to perform any of the additional options as defined in the contract by giving the Company notice prior to the contract expiration date. The following options were exercised by DHHS:

•	In August 2012, DHHS exercised the first of the contract options valued at $4.5 million.
•	In September 2014, DHHS exercised the second of the contract options valued at $7.4 million.
•	In September 2015, DHHS exercised the third of the contract options valued at $16.2 million.
•	In September 2016, DHHS exercised a portion of the fourth of the contract options valued at $2.3 million.
•	In December 2016, DHHS exercised the remaining portion of the fourth of the contract options valued at $2.4 million.
•	On October 6, 2020, DHHS granted an extension to the period of performance to July 31, 2021.

The Company has completed all of the activities required under this contract and is awaiting formal contract close-out.

Agreements

Lonza Sales AG

In April 2009, the Company entered into a license agreement with Lonza Sales AG (“Lonza”) for certain intellectual property rights. The agreement requires the Company to pay Lonza on a quarterly basis, a royalty based on the net selling price of all products manufactured by Lonza or a strategic partner of the Company as defined in the agreement. In 2016, the Company made royalty payments of $120,000 related to deposits on product reflected as deferred revenue. This royalty payment was recorded as a prepaid expense and was expensed as a cost of sale consistent with the recognition of the related revenue in 2020. Royalty expense amounted to approximately $385,000 for the year ended December 31, 2021.

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ELUSYS THERAPEUTICS, INC.

Notes to Financial Statements

December 31, 2021

Note E - Significant Contracts and Agreements (continued)

The Company has two subcontract agreements with Lonza to procure services for the commercial manufacturing and supply of the product for and to the Company (“2015 Bulk Drug Substance Ordering Agreement”) and to transfer, scale-up and validate the product in support of the U.S. Government contract (“Subcontract Agreement”). The latter agreement aligns with the BARDA contract terms as outlined above. The total value of the contracts with Lonza are estimated at $72,000,000 and $60,000,000, respectively. Payments for the year ended December 31, 2021 under these contracts amounted to approximately $29,000 and $0, respectively. Amounts due to Lonza under these contracts totaled $0 at December 31, 2021.

Lonza intends to decommission the bioreactors previously used to manufacture Elusys’ product and Lonza will establish a new suite for manufacturing by 2022-2023. As a result in December 2018, the Company entered into an agreement (“Amendment #63”) to the Bulk Drug Substance Ordering Agreement with Lonza defining the transfer and establishment of the licensed process in the new manufacturing suite. The Company expects that the transfer will result in a substantial expense and the Company currently does not have a substitute manufacturer. The Company is currently assessing its options as it relates to the manufacture of future orders. Additionally, as per Amendment #63, future commercial orders that utilize the new manufacturing suite will have a minimum campaign size of seven (7) batches at a per-batch price of $2,550,000 unless agreed upon by both parties in writing.

Note F - Capital Structure

[1]	Stockholders’ agreement:

The owners of the Company’s common and preferred stock are parties to the Amended and Restated Shareholders Agreement executed in January 2007. This agreement provides a right of first refusal to the holders of preferred stock of the Company to purchase, in whole or in part, any securities the Company should offer in the future at the price and on the terms and any such considerations specified in the offer, subject to certain exemptions. The stockholders’ agreement terminates upon the occurrence of certain events, including a firmly underwritten initial public offering of any common stock of the Company with gross proceeds of $20,000,000 or more and has a per share price to the public of $2.40 or more.

[2]	Common stock:

The total number of shares of common stock the Company is authorized to issue is 95,000,000 with a par value of $0.001. Of its total authorized shares, the Company has reserved 6,425,749 shares for its stock option and restricted stock plan, 65,845,422 shares for the conversion of Series D Convertible Preferred Stock (“Series D”), 5,747,127 shares for the conversion of Series E Convertible Preferred Stock (“Series E”), and 229,885 shares for the conversion of Series E Junior Preferred Stock. Holders of common stock, voting as a separate class, are also entitled to elect one director to the Board. Restricted shares issued and outstanding were 1,072,210 at December 31, 2021.

[3]	Preferred stock:

Series D Convertible Preferred Stock

In April 2004, the Company completed the initial closing of issuance and sale of Series D Preferred Stock whereby the holders of the Series A, Series B, Series C, and Series C2 Preferred Stock (the “Designated Preferred Stock”) were allowed to purchase Series D Preferred Stock and exchange their previously acquired shares of Designated Preferred Stock into such number of fully paid, non-assessable shares of Series D shares based upon an investment formula. Those holders of the Designated Preferred Stock who elected not to purchase or not to purchase to the full extent of such holder’s pro-rata share (referred to as “Non-Participating Holders”), all of the outstanding shares (or such lesser number of shares not converted to Series D) held by such Non-Participating Holders would be automatically converted into the number of fully paid, non-assessable shares of common stock without any further action by the holders of such shares. Issuance costs totaling $366,014 were presented as a reduction of the carrying amount of the Series D Preferred Stock.

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ELUSYS THERAPEUTICS, INC.

Notes to Financial Statements

December 31, 2021

Note F - Capital Structure (continued)

The Company received approximately $10.3 million and issued approximately 49 million shares of Series D on the conversion of Series A, Series B, Series C, and Series C2 and sale of Series D. Furthermore, immediately following the initial closing of the issuance and sale of Series D, the Company amended and restated the “2004 Amended and Restated Certificate of Incorporation”, providing for, among other things, the elimination of the Series A, Series B, Series C, and Series C2.

As of December 31, 2021, there were 65,845,422 shares authorized, issued, and outstanding of Series D Convertible Preferred Stock. The Series D Convertible Preferred Stock had an aggregate liquidation preference of $232,441,068 as of December 31, 2021.

Series E Convertible Preferred Stock

In January 2007, the Company issued 5,747,127 shares of Series E Convertible Preferred Stock to Pfizer for $5,000,000. Issuance costs totaling $13,588 were presented as a reduction of the carrying amount of the Series E Preferred Stock.

As of December 31, 2021, there were 5,747,127 shares authorized, issued, and outstanding of Series E Convertible Preferred Stock. The Series E Convertible Preferred Stock had an aggregate liquidation preference of $18,837,994 as of December 31, 2021.

Series E Junior Convertible Preferred Stock

The Company is authorized to sell 229,885 shares of Series E Junior Convertible Preferred Stock with a par value of $0.01 at a price of $0.87 per share. There were no shares issued and outstanding as of December 31, 2021.

Holders of both Series D and Series E Preferred Stock are entitled to the following rights and privileges:

Voting

Holders of senior preferred stock are entitled to vote on all matters voted on by stockholders of the Company and shall have that number of votes equal to the maximum number of whole shares of common stock into which the shares of preferred stock held by such holder could be converted as of the record date. Except as otherwise required by law, the Series E Junior Convertible Preferred Stock shall have no voting rights.

Dividends

The holders of preferred stock shares are entitled to receive cumulative preferential dividends compounded quarterly, at an annual rate of $0.0640 and $0.0696 per share of Series D and Series E Preferred Stock, respectively, payable when declared by the Board of Directors (“Board”) or payable (whether or not declared by the Board) upon liquidation or redemption as stipulated in the “Amended and Restated Certificate of Incorporation of Elusys Therapeutics, Inc.” The junior preferred stock will receive dividends as and when declared by the Company on a pari passu basis with the common stock.

Liquidation Rights

In the event of any voluntary or involuntary liquidation, dissolution, or winding-up of the Company, each holder of senior preferred stock shall be entitled to be paid out of the distributable assets of the Company before any payment or distribution of any kind is made to any holder of junior preferred stock and common stock, the aggregate amount of the liquidation value (defined as the original purchase price multiplied by one and one half, plus all dividends declared or accrued, whether or not declared, but unpaid).

Conversion

Each share of preferred stock shall be convertible, at the option of the holder, at any time after the original issue date of such share at the conversion ratio in effect at the time of conversion. Each share of preferred stock shall be convertible into the number of shares of common stock equal to the quotient of the initial conversion price ($0.80 for Series D and $0.87 for Series E and Series E Junior) divided by the conversion price in effect at the time of conversion (referred to as “Conversion Ratio”).

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ELUSYS THERAPEUTICS, INC.

Notes to Financial Statements

December 31, 2021

Note G - Stock Option/Restricted Stock Plans

The Company adopted the 1999 Stock Option/Restricted Stock Plan (the “1999 Plan”) in January 1999 and adopted Amendment No. 4 effective July 14, 2004. Under the amended 1999 Plan, the Board, or a committee (the “Committee”) appointed by the Board, has the sole discretion to grant to employees, directors, and consultants who are responsible for or contribute to the management, growth, and profitability of the Company and its affiliates (i) stock options and (ii) restricted stock.

In April 1999, the Company also adopted the 1999 Director Stock Option Plan (the “Director Plan”) and adopted Amendment No. 2 effective July 14, 2004. The Chief Executive Officer of the Corporation has complete authority to administer, construe and interpret the terms of the Director Plan. Persons entitled to receive options and the terms and amounts of such options shall be determined as provided in the Director Plan.

In March 2007, the stockholders of the Company adopted the Stock Option and Restricted Stock Plan (the “2007 Plan”) providing for the issuance of an additional 7,000,000 shares of common stock to directors, officers, employees, and consultants of the Company. Under the 2007 Plan, each option granted to an employee shall be an incentive stock option to the maximum permitted under the Internal Revenue Code, and any excess over such maximum, as well as each option granted to non-employee grantee, shall be a nonqualified stock option. The 2007 Plan allows a nonemployee director to receive an option of 20,000 shares of common stock upon initial election to the Board and an annual option to purchase 40,000 shares of common stock. In addition, the Chairman of the Board can elect 16,500 options and a nonemployee director can elect 10,000 options in lieu of an annual cash retainer for their “Compensation Option” and 2,500 shares or 1,250 shares granted in lieu of cash compensation for each Committee or Board meeting attended in person or by telephonic attendance, respectively. Options vest in accordance with the provisions of the 2007 Plan or on terms set forth in the stock option agreement.

Options terminate on the 10th anniversary of the date of grant, or earlier under conditions provided in the 2007 Plan. Restricted stock awards shall consist of shares of common stock restricted against transfer, subject to substantial risk of forfeiture and other terms and conditions determined by the Committee. Upon adoption of this plan, the 1999 Plan and the 1999 Director Plan were closed and no further options are granted under that plan. As of December 31, 2021, there were 1,285,000 options outstanding under the 2007 Plan and 5,190,749 shares available for issuance.

A summary of activity under the 2007 Plan for the year ended December 31, 2021 is as follows:

	Stock Options	Weighted- Average Exercise Price	Weighted-Average Grant Date Fair Value	Intrinsic Value

Outstanding at January 1, 2021	1,455,000	0.22	—	383,272
Granted	125,000	0.38	0.13	—
Exercised	—	—	—	—
Forfeited	(295,000)	0.13	—	—

Outstanding at December 31, 2021	1,285,000	$0.26	$—	$307,556

Available for grant at December 31, 2021	5,190,749

At December 31, 2021:
Fully vested option shares outstanding/exercisable	1,285,000
Weighted-average exercise price	$0.26
Weighted-average remaining contractual term	5.08 years

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ELUSYS THERAPEUTICS, INC.

Notes to Financial Statements

December 31, 2021

Note G - Stock Option/Restricted Stock Plans (continued)

The Company has utilized the Black-Scholes-Merton valuation model for estimating the fair value of all stock options granted during 2021. The fair value of each option is estimated on the date of the grant. The fair value is then amortized on a straight-line basis over the requisite service period of the awards, which is generally the vesting period. Use of a valuation requires management to make certain assumptions with respect to model inputs. Set forth below are the weighted-average assumptions used in valuing the stock options granted.

Assumptions

Risk-free interest rate	0.86%
Expected life	5.00 years
Expected volatility	36%
Expected dividend yield	0%

The risk-free interest rate is the average U.S. Treasury rate with a term that most closely resembles the expected life of the option for the quarter in which the option was granted. The expected life is the period of time that the options granted is expected to remain outstanding. Expected volatility is a measure of the amount by which the share price has fluctuated or is expected to fluctuate during a period. The Company calculated the expected historical volatility used by similar public companies to estimate expected volatility. The Company does not pay regular dividends on its common stock and does not anticipate paying any dividends in the foreseeable future.

Forfeitures are estimated based on the Company’s historical rate of actual share-based award forfeitures. The share-based compensation cost charged against income was approximately $16,000 for the year ended December 31, 2021. As of December 31, 2021, there was no unrecognized compensation cost related to non-vested share-based compensation arrangements granted under the plans. The total fair value of shares that vested during the years ended December 31, 2021 was approximately $16,000.

The following table summarizes information about stock options outstanding as of December 31, 2021:

Option Exercise Price	Options Outstanding	Weighted-Average Remaining Contractual Life	Number of Options Exercisable

$0.131	160,000	0.61 years	160,000
0.137	250,000	2.23 years	250,000
0.173	125,000	3.72 years	125,000
0.253	125,000	4.70 years	125,000
0.302	125,000	5.74 years	125,000
0.379	125,000	6.71 years	125,000
0.379	125,000	7.71 years	125,000
0.379	125,000	8.71 years	125,000
0.379	125,000	9.71 years	125,000

	1,285,000	5.08 years	1,285,000

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ELUSYS THERAPEUTICS, INC.

Notes to Financial Statements

December 31, 2021

Note H - Employment Agreements

The Company has employment agreements for four employees which provide for severance in the case of termination without cause and includes a change of control provision, which provides for additional compensation in the event of such transaction.

Note I - Income Taxes

The income tax expense shown on the statements of operations differs from the amounts that would result from applying statutory income tax rates to income before taxes primarily because of the release of the valuation allowance.

Income tax benefit (expense) for the year ended December 31, 2021 consisted of the following:

Current:
Federal	$(156,000)
State	(889,000)
(1,045,000)
Deferred:
Federal	(6,699,000)
State	(75,000)
(6,774,000)

Income tax benefit (expense)	$(7,819,000)

The significant components of the Company’s deferred tax assets (approximates) are as follows:

Deferred tax assets:
Operating assets and liabilities	$26,000
Net operating loss carryforwards	—
Stock compensation expense	57,000
Other deferred tax assets	161,000
Federal credit carryforwards	1,761,000

Gross deferred tax asset, noncurrent	2,005,000

Valuation allowance	—

Net deferred tax asset, noncurrent	$2,005,000

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ELUSYS THERAPEUTICS, INC.

Notes to Financial Statements

December 31, 2021

Note I - Income Taxes (continued)

At December 31, 2021 the Company utilized its gross net operating loss (“NOL”) carryforwards of approximately $29,600,000 for federal income tax purposes. The Company also has approximately $1,761,000 of research and development carryforwards for federal and state tax purposes. The federal credits begin expiring in 2024.

Due to the change in ownership provisions of the Internal Revenue Code, the availability of the Company’s NOL carryforwards may be subject to annual limitations under Section 382 of the Internal Revenue Code against taxable income in the future period, which could substantially limit the eventual utilization of such carryforwards. The Company had an Internal Revenue Code Section 382 study completed through December 31, 2012, noting that there were no ownership changes which would limit the utilization of NOL carryforwards.

On March 27, 2020, Congress passed the CARES Act. This Act modified the current rules relative to NOLs. Under the CARES Act, NOLs arising in tax years beginning after December 31, 2017, and prior to January 1, 2021 may be carried back five years preceding the year of the loss. After the enactment of the Tax Cuts and Jobs Act of 2017, NOLs could no longer be carried back, but they could be carried forward indefinitely subject to a limitation of 80% of taxable income. The CARES Act also temporarily remove the 80% limitation until 2020. Thus far, the Company did not generate any NOLs subsequent to December 31, 2017 and all NOLs are being carried forward.

In February 2022, the Company received an information document request from the State of New Jersey Department of the Treasury, Division of Taxation, requesting additional information to complete the processing of the Company’s amended income tax returns for the years ending 2017, 2018 and 2019. In March 2022, a second request was received for additional information necessary to complete the audit. Other items may be requested as the exam proceeds. The potential receivable with respect to these amended returns total $1.1 million as of December 31, 2021 and there is a high probability of realizing the receivable in 2022.

Note J - Leases

On December 31, 2018, the Company entered into an operating lease agreement for a 6,702 square foot office space facility on 4 Century Drive in Parsippany, New Jersey from June 6, 2019 through June 30, 2024, which require average monthly payments of $13,125. The Company determines if an arrangement is a lease at inception. The arrangement is a lease if it conveys the right to the Company to control the use of identified property, plant, or equipment for a period of time in exchange for consideration. This operating lease is included in Right-of-Use (“ROU”) asset, current portion of operating lease indebtedness and operating lease indebtedness, long-term on the balance sheets. The Company recognizes rent expense for this lease on a straight-line basis over the lease term. ROU assets represent the right to use an underlying asset for the lease term and operating lease liabilities represent the obligation to make lease payments arising from the lease. Operating lease ROU assets and liabilities are recognized at the commencement date based on the present value of lease payments over the lease term. As the Company’s lease does not provide an implicit rate, it uses its incremental borrowing rate of 4.4% based on the commencement date in determining the present value of these lease payments. The Company gives consideration to instruments with similar characteristics when calculating this incremental borrowing rate. Lease terms may include options to extend or terminate the lease when it is reasonably certain that the Company will exercise that option. Rent expense was approximately $159,000 for the year ended December 31, 2021, and cash payments for rent and utilities was $161,000 for the year ended December 31, 2021. Amortization of the ROU asset totaled approximately $134,000 and lease liability payments totaled approximately $156,000 for the year ended December 31, 2021.

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ELUSYS THERAPEUTICS, INC.

Notes to Financial Statements

December 31, 2021

Note J - Leases (continued)

Future minimum payments excluding additional payments for property taxes and operating expenses for 4 Century Drive in Parsippany, New Jersey, are as follows:

Lease Payments
4 Century Dr.

2022	$158,893
2023	162,244
2024	95,783

Total future payments	416,920
Less: interest/fees	(23,849)

Present value of future payments	393,071
Current portion	144,370

Long-term portion	$248,701

Note K - Retirement Plans

The Company has a 401(k) retirement plan (the “401(k) Plan”) covering all eligible employees. Employees are eligible to participate in the 401(k) Plan upon employment, as defined in the 401(k) Plan documents. Employee contributions may not exceed statutory limits for the 401(k) Plan year, and the Company will match contributions at its discretion. Matching employer contributions for the year ended December 31, 2021 amounted to approximately $33,000.

Note L - Risks and Uncertainties

The extent of the impact and effects of the outbreak of the coronavirus (“COVID-19”) on the operation and financial performance of our business will depend on future developments, including the duration and spread of the outbreak, related travel advisories and restrictions, the recovery time of the disrupted supply chains, production delays, and uncertainty with respect to the accessibility of additional liquidity, all of which are highly uncertain and cannot be predicted. Based on our continual assessment we are projecting an impact to the demand for the Company’s products for an extended period and our results of operations may be materially adversely affected. Management continues to monitor this matter closely.

From time to time, the Company may be subject to litigations, claims or disputes in the ordinary course of business. The Company defends itself vigorously in all such matters. In the opinion of management, no pending or known threatened claims, actions or proceedings against the Company are expected to have a material adverse effect on its financial statements.

Note M - Subsequent Events

In January 2022, the audit of the 2020 fringe and overhead rate has been completed and the final indirect cost rate agreement executed. Amount due to the Company under the contract HHSO100201100034C for 2020 is approximately $258,000. Accordingly, the Company will record this as revenue in 2022.

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